EXHIBIT  10.2.1



MEMO

From:   Robert W. Weaver
To:     W. Clif Lawson
Date:   June 2, 2004

The stated term of your employment contract expires June 30, 2004. The contract contains an option to extend your employment for 12 months to June 30, 2005. By way of this correspondence the Company is exercising the option to extend your employment.

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